                            MASTER PROGRAM AGREEMENT
                                      AMONG
                LEASE EQUITY APPRECIATION FUND I, LP ("ASSIGNOR")
                                       AND
                  Information Leasing Corporation ("ASSIGNEE")
                                       AND
                     LEAF FINANCIAL CORPORATION ("SERVICER")


This MASTER PROGRAM AGREEMENT ("Agreement"), with an effective date of September 29, 2003, is entered into by and between Lease Equity Appreciation Fund I, LP, a Delaware limited partnership having a place of business at 49 Bancroft Mills, Unit P 15, Wilmington, DE 19809 ("Assignor"), and Information Leasing Corporation, an Ohio corporation having its principal place of business at 995 Dalton Avenue, Cincinnati, Ohio 45203 ("Assignee") and LEAF Financial Corporation, a Delaware corporation having its principal place of business at 1845 Walnut Street, Suite 1000, Philadelphia, Pennsylvania 19103 ("Servicer").

                                   WITNESSETH:

WHEREAS, Assignor wishes to sell to Assignee, and Assignee wishes to purchase from Assignor, pursuant to the terms and conditions of this Agreement, certain Lease Transactions (as defined herein) and grant or assign a security interest in the relevant Equipment (as defined herein) related thereto;

WHEREAS, following the Closing of each Lease Purchase Transaction, Assignor shall at its expense, as provided in this Agreement, perform certain administrative, collection and other services for Assignee through the Servicer with respect to the purchased Lease Transaction as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending hereby to be legally bound, the parties hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

In addition to words and terms defined elsewhere in this Agreement, the following terms will have the respective meanings set forth in this Article 1.

"Assignment" shall mean an Assignment in substantially the form of Exhibit 1 attached hereto.

"Bankruptcy" means, with respect to a party, (a) the entry of a decree or order for relief against the party by a court of competent jurisdiction in any involuntary case brought against the party under any bankruptcy, insolvency or other similar law generally affecting the rights of creditors and relief of debtors now or hereafter in effect (collectively, "Debtor Relief Laws"), (b) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws or other applicable laws for the party or for any substantial part of its assets or property which remains undismissed for a period of 60 days, (c) the ordering of the winding up or liquidation of the party's affairs, (d) the filing of a petition seeking involuntary relief under any applicable Debtor Relief Law, against the party, which petition remains undismissed for a period of sixty (60) days, (e) the commencement by the party of a voluntary case under any applicable Debtor Relief Law or (f) the making by the party of any general assignment for the benefit of its creditors.







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"Business Day" means a day in Cincinnati, Ohio, other than a Saturday, Sunday or any holiday on which commercial banks in such location are required or authorized by law or executive order to be closed.

"Assignee" shall mean Information Leasing Corporation

"Claim" shall mean any third party claim of any nature whatsoever, including any demand, liability, obligation, cause of action, suit, proceeding, judgment, award, assessment or reassessment.

"Closing" shall have the meaning specified in Section 3.3.

"Closing Date" shall be the date specified on Exhibit 2 as such date relates to each Closing.

"Credit Reserve" shall have the meaning specified in Section 3.7.

"Customer" shall mean the Person executing any item of Paper as the lessee or other obligor that is obligated to remit the Periodic Payments with respect to such Paper. Such term shall also include any Person who has guaranteed some or all of the Customer's obligations under an item of Paper.

"Damages" shall mean any loss whatsoever suffered by Assignee, including expenses, debts, costs, damages, penalties, fines, charges, liabilities, interest, and all reasonable legal and other fees and disbursements arising under, pursuant to or out of a Claim.

"Discount Rate" shall mean the discount rate specified on Exhibit 2 used to price the Paper being purchased pursuant to such Lease Transaction Purchase Schedule. The calculation of the applicable Discount Rate shall be based on the then Index Rate plus the applicable Margin.

"Debtor Relief Laws" shall have the meaning specified in the definition of "Bankruptcy".

"Equipment" shall mean the equipment subject to an item of Paper, which is purchased by Assignee pursuant to a Lease Transaction Purchase Schedule.

"Event of Default" shall have the meaning set forth in Section 8.1.

"File" shall mean with respect to each item of Paper, all of Assignor's records and information pertaining to the underlying Lease Transaction, including without limitation, a fully-executed original of the Paper, duly signed by the Customer and the Assignor and all relevant credit information pertaining to the Paper.

"Guaranteed Residual Value" shall have the meaning specified in the definition of Residual Value.

"Holdback Amount" shall have the meaning specified in Section 3.7.

"Holdback Reimbursement" or "Holdback Reimbursements" shall have the meaning specified in Section 3.7.

"Indemnitee" shall have the meaning specified in Section 7.2.

"Index Rate" shall mean, with respect to any Lease Purchase Transaction, yield to maturity for United States Treasury obligations having a remaining term equal to the dollar-weighted average remaining term of the all Lease Transactions included such Lease Purchase Transaction. The Index Rate shall be locked in on the business day prior to Closing, and shall be obtained by referring to treasury yields as published in The Wall Street Journal for such business day.





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"Indemnitor" shall have the meaning specified in Section 7.2.

"Investment Balance" shall mean, as of any date of determination with respect to an item of Paper, an amount equal to the sum of (a) all Periodic Payments due, and past due to Assignee, as Assignor's assignee, under such item of Paper (excluding rental taxes, if applicable), plus (b) all future payments due to Assignee, as Assignor's assignee, under such item of Paper (excluding rental taxes, if applicable) discounted to their present value utilizing the Discount Rate, plus (c) any other amounts then accrued or due and unpaid to Assignee, plus (d) any reasonable expenses of collection incurred by Assignee, including, but not limited to, reasonable attorneys' fees and costs of repossession, which have not been recovered from the Customer, plus (e) the Guaranteed Residual Value, if any, of the Equipment subject thereto discounted to its present value using the Discount Rate, and (f) interest computed at the Discount Rate from the date of such calculation until such time as the Investment Balance as it is reduced from time to time is actually received by Assignee, less any Payments received by Assignee subsequent to the calculation date and before the Investment Balance is paid to Assignee, to be applied as of receipt first to accrued interest and then to reduce the Investment Balance.

"Invoice Amount" means the invoiced cost of the Equipment under a Lease Transaction as shown on a vendor's invoice but exclusive of taxes, installation, delivery, service or other charges commonly referred to as soft costs.

"Lease Agreement" shall mean (a) a loan or credit sale agreement entered into between Assignor or Assignor's predecessor in interest and a Customer pursuant to which the Assignor finances equipment for the Customer, or (b) a lease agreement entered into between Assignor or Assignor's predecessor in interest and a Customer pursuant to which the Customer leases Equipment from Assignor, or
(c) in the case of Master Documents covering one or more Lease Schedules being sold and assigned to Assignee, any such Lease Schedule to the extent related to the original relevant master lease agreement, and an original or certified copy of the original master lease agreement.

"Lease Purchase Transaction" shall have the meaning specified in Section 2.1.

"Lease Schedule" means a schedule or other Lease Agreement referencing or incorporating a master lease agreement pursuant to which Equipment is identified and leased or financed under the terms of such master lease agreement and in which the Periodic Payments and other relevant information concerning specific lease or financing terms and such Equipment is set forth and agreed to by the lessee.

"Lease Transaction" shall mean a Lease Agreement and/or a Lease Schedule and includes any Guaranteed Residual Value, unless Assignor advises Assignee in writing prior to Closing that to do so would result in double sales tax issues. Non-Guaranteed Residual Values and Guaranteed Residual Values which Assignor believes may cause double sales tax if sold or assigned remain Assignor's assets.

"Lease Transaction Information" shall have the meaning specified in Section 4.1(o).

"Lease Transaction Purchase Price" means the aggregate of the Purchase Prices for each item of Paper being purchased prior to any adjustments detailed on the appropriate Exhibit 2. The Lease Transaction Purchase Price following adjustments is called the "Advance for Lease Transactions" on Exhibit 2.

"Lease Transaction Purchase Schedule" shall mean a document substantially in the form of Exhibit 2 hereto which, among other things, sets forth the operative Discount Rate, the Lease Transaction Purchase Price (and any adjustments to the Lease Transaction Purchase Price agreed to by Assignor and Assignee) and any special provisions for each Lease Purchase Transaction.

"Lien(s)" mean(s) any lien, charge, claim, mortgage, security interest, pledge, or other encumbrance of any kind.

"Lockbox Account" shall have the meaning specified in Section 4.1(c).





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"Loss" or "Losses" shall have the meaning specified in Section 3.7.

"Loss Liability Balance" shall have the meaning specified in Section 3.7.

"Margin" shall mean the number of basis points to be added to the Index Rate in order to calculate the Discount Rate for each Lease Purchase Transaction, as identified in the applicable Lease Transaction Purchase Schedule.

"Master Documents" shall have the meaning specified in the definition of Transaction Documents.

"Notice Party" shall have the meaning specified in Section 9.5.

"Paper" means chattel paper (as defined in the Uniform Commercial Code) arising out of the purchase, financing or lease of any Equipment by a Customer, including equipment leases, conditional sales contracts and loan and security agreements, in each case having an original principal balance (or in the case of a Lease Agreement, a discounted present value, using the interest rate implicit in the Lease Agreement) of less than One Hundred Thousand Dollars ($100,000.00) in the aggregate for any Customer, unless an amount greater than One Hundred Thousand Dollars ($100,000.00) in the aggregate for any Customer is approved by Assignee in writing.

"Payments" means the Periodic Payments and any other amounts which are or become due and payable under an item of Paper.

"Periodic Payments" shall mean the scheduled periodic payments which the Customer is obligated to pay under an item of Paper; provided, however, such term shall not include any payments for taxes, insurance or other payments not included in the Periodic Payments as scheduled.

"Permitted Lien" shall mean the interests of the Customer in the Equipment under an item of Paper and any liens for Taxes with respect to such Equipment which are not yet due and payable.

"Person" means any individual, partnership, association, sole proprietorship, limited liability company, limited liability partnership, corporation, cooperative, trust or other legal entity.

"Policies and Procedures" shall have the meaning specified in Section 4.1(a).

"Purchase Price," with respect to each item of Paper, shall be an amount equal to the sum of the remaining Periodic Payments of such Paper to be paid by the Customer and as set forth in the related Lease Transaction Purchase Schedule (Exhibit 2 hereto) during the original firm term of such Paper, plus the Guaranteed Residual Value, if any, of the relevant Equipment, in each case discounted to its present value as of the Closing Date, using the Discount Rate set forth on the Lease Transaction Purchase Schedule covering such Paper and detailed on the schedule to Exhibit 2 as it relates to each item of Paper. As used in this definition, "firm term" means the period during which the Customer is unconditionally obligated to make Periodic Payments under said Paper without any right of termination.

"Remarketing Proceeds" means the net proceeds generated from the renewal, sale or other disposition of Equipment subject to a Lease Transaction, provided that in the case of a renewal the Remarketing Proceeds shall consist of the present value of the firm term lease payments, plus the present value of the Residual Value, if any, of the Equipment at the end of such new lease term, in each case discounted to present value at the Discount Rate) less the remarketing costs actually incurred in connection with the remarketing of such Equipment.

"Repurchase Price" shall mean the then Investment Balance with respect to the affected item of Paper except that if the Paper is repurchased by Assignor pursuant to Section 6.3 the Discount Rate shall be reduced by one and one-half percent (1.50%); unless Assignee is awarded, after Assignee's credit approval for the same Customer, a new transaction at then current market rates in which case the Discount Rate will be used to calculate the Repurchase Price. No penalty shall be applied for repurchases which are deemed critical for marketing purposes for an individual Customer, with approval from Assignee.

"Residual Value" means, as to Equipment subject to a Lease Agreement, the amount, if any, carried on Assignor's books as the residual value of such Equipment. The Lease Transaction Purchase Schedule shall show the Residual Value of the Equipment for each Lease Agreement included on such Schedule. "Guaranteed Residual Value" shall be only those Residual Values payments wherein the Customer has an obligation to purchase the Equipment or make such payment at the end of the term of the agreement. Guaranteed Residual Value includes end of term puts, first amendment leases and upon review may include return/restocking fees and other lessee specific performance obligations. For the purposes hereof, Guaranteed Residual Values shall not exceed ten percent (10%) of the original Invoice Amount for any Lease Transaction, unless specifically agreed to by Assignee in writing. Residual Values taken by the Assignor at the end of the agreement term: (i) wherein the Customer does not have an obligation to purchase, but simply an option to purchase, or (ii) to the extent that a Guaranteed Residual Value is in excess of ten percent of the related Invoice Amount, such Residual Values (or portions thereof) shall hereinafter be referred to as "Non-Guaranteed Residual Value".

"Residual Value Payment" means with respect to any Lease Transaction, an amount equal to the Residual Value, whether Guaranteed or Non-Guaranteed, of the subject Equipment, discounted at the Discount Rate to a present value as of the date the Residual Value Payment is made if the Residual Value Payment is made before the end of the original firm term of the Lease Transaction, or if the Residual Value Payment is made after the end of the original firm term of the Lease Transaction, plus interest at the Discount Rate from the end of the original firm term of such Lease Transaction to the date when the Residual Value and all accrued interest is paid in full.

"Responsible Assignee Officer" means John Merritt, Senior Vice President, or another officer or employee of Assignee subsequently designated in writing by Assignee to Assignor as the person having day-to-day responsibility for Assignee's administration of the Paper.

"Taxes" shall mean any and all sales, use, property, documentary stamp, intangible, excise or similar taxes, levies or assessments (by whatever name) assessed or imposed in connection with a Lease Purchase Transaction, a Lease Transaction or the purchase, sale, leasing or use of the Equipment.

"Total Reimbursed Losses" shall have the meaning specified in Section 3.7.

"Transaction Credit Reserve" shall have the meaning specified in Section 3.7.

"Transaction Holdback Amount" shall have the meaning specified in Section 3.7.

"Transaction Documents" collectively shall mean the sole original, fully executed item of Paper and a signed original of all documents reasonably ancillary thereto, certified by a duly authorized officer of Assignor to be true and complete on and as of the Closing Date and in full force and effect including, without limitation, any guarantee of such Paper, any acceptance certificate, signature authority certification, notification and acknowledgment of assignment and such other documents as Assignee may reasonably require; provided that, to the extent that Transaction Documents include master or blanket agreements that apply to transactions other than Lease Transactions "Master Documents," Assignor shall provide Assignee with certified copies of such Master Documents and make the originals available to Assignee for litigation, audit and other reasonable business purposes as necessary.

"Unreimbursed Advance" or "Unreimbursed Advances" shall have the meaning set forth in Section 3.7.

                                   ARTICLE 2.
                                   THE PROGRAM

Section 2.1 Lease Purchase Transactions. This Agreement sets forth the terms and conditions under which Assignor will from time to time sell to Assignee, and Assignee will purchase from Assignor, Lease Transactions described in a Lease Transaction Purchase Schedule. Each purchase by Assignee from Assignor of Lease Transactions subject to a Lease Transaction Purchase Schedule is referred to herein as a "Lease Purchase Transaction". At the Closing of each Lease Purchase Transaction, Assignor shall assign and sell to Assignee each item of Paper listed in the relevant Lease Transaction Purchase Schedule together with all the other Transaction Documents to the extent related to each item of Paper then being assigned and sold. Each Lease Transaction offered to Assignee shall include only Paper and a grant of first priority security interest in, or Assignor's interest in, as appropriate, the Equipment, together with all replacements, substitutions, accessions, alterations thereto and proceeds thereof. Assignor and Assignee agree that Assignee is not being conveyed actual title to the Equipment. Following the Closing of each Lease Purchase Transaction, Assignor shall at its expense, as provided in this Agreement, perform certain administrative, collection and other services for Assignee through the Servicer with respect to the purchased Lease Transaction as provided in this Agreement.

Section 2.2 Purchase Price. The Lease Transaction Purchase Price shall be determined by calculating the aggregate present value of firm term Periodic Payments and Guaranteed Residuals Values for all Paper and Equipment covered by a particular Exhibit 2, specifically excluding any Non-Guaranteed Residual Values, at the Discount Rate plus appropriate interim interest adjustments and other adjustments as noted on Exhibit 2.

Section 2.3 No Partnership or Joint Venture. At no time will this Agreement be deemed to create a partnership, joint venture, contractor, agency or any other relationship between Assignor and Assignee except as set forth in Article 4 hereof.

Section 2.4 Nonexclusive Relationship. The relationship set forth herein is non-exclusive. Except to the extent otherwise provided in this Agreement, Assignor shall not be obligated to offer Lease Transactions for sale to Assignee.


                                   ARTICLE 3.
                           LEASE PURCHASE TRANSACTIONS

Section 3.1 Documents and Credit Review. To offer a Lease Transaction for sale to Assignee, Assignor shall deliver to Assignee a proposed Schedule A to the Lease Transaction Purchase Schedule, together with such other information and documents as Assignee determines are appropriate to enable Assignee to evaluate and respond to Assignor's offer.

Section 3.2 Acceptance of Assignor's Offer to Sell Lease Transaction. Within five Business Days after Assignee's receipt of Assignor's offer to sell a Lease Transaction, Assignee shall either: (a) reject Assignor's offer to sell the offered Lease Transaction; or (b) notify Assignor in writing of Assignee's willingness to purchase the offered Lease Transaction, including any terms and conditions which Assignee deems reasonable or appropriate (which may require the deletion of particular items or classes of Paper included in the offered Lease Transaction). If Assignee fails to either reject or accept such offer within such five day period, Assignee shall be deemed to have rejected such offer. Assignee shall be entitled to accept or reject any offered Lease Transaction in its sole discretion for any reason.

Section 3.3 Closing of Lease Purchase Transactions. The closing (the "Closing") of the sale and purchase of each Lease Purchase Transaction shall occur upon the following terms, conditions and provisions:
        (a) Assignor shall deliver to Assignee a completed and final Lease Transaction Purchase Schedule for a requested Lease Transaction Purchase Price of not less than Two Hundred Fifty Thousand Dollars ($250,000.00) duly executed by Assignor, covering the Paper and describing the related Equipment, together with a true and complete list of all current and correct billing information for the Paper, including name and address for notice of payment and other information, the complete Files of Assignor relating to the Paper and other Transaction Documents (including certified copies of Master Documents) being sold and assigned as part of such Lease Transaction which a duly authorized officer of Assignor shall certify in writing to Assignee that such Paper, Files and other Transactional Documents are true and complete on and as of the Closing Date.

        (b) Assignor shall deliver to Assignee such other documents, certificates and evidence of compliance by Assignor with the terms of this Agreement as Assignee may reasonably request consistent with the terms of this Agreement;
        (c) Upon the Closing Date, (i) Assignor or the appropriate party shall execute and deliver to Assignee lien releases and payoff information from any lender or lienholder of Assignor holding a lien or interest in the Paper and/or Equipment together with an Assignment pursuant to which Assignor sells, assigns, transfers and conveys to Assignee good and marketable title to such item of Paper and its related Transaction Documents (including certified copies of Master Documents) then being sold and assigned, free and clear of all Liens; (ii) Assignee shall sign and deliver to Assignor a copy of the Lease Transaction Purchase Schedule (as signed and previously delivered to Assignee by Assignor) relating to such sale; (iii) Assignor shall deliver the original notice and other materials required in Article 4; and (iv) Assignee shall pay a total amount equal to the Advance for Lease Transactions for such Lease Transaction, with such amounts to be distributed per mutual agreement of Assignor and Assignee in writing as follows: first to Assignor's lenders and other lienholders, second to the Holdback Amount for such Lease Purchase Transaction, which shall be held in the Holdback Account and applied by Assignee as provided in Section
            3.7 and any remainder to the Assignor in immediately available funds.
        (d) All such documents, payment applications and deliveries shall be in form, amount and substance mutually satisfactory to Assignee and Assignor.

Section 3.4 Terms and Conditions. Except as otherwise provided in the Lease Transaction Purchase Schedule relating to a Lease Transaction sold hereunder, each sale of a Lease Transaction made pursuant to this Agreement shall be governed by the terms and conditions set forth herein. In the event of a conflict between the provisions hereof and those of a particular Lease Purchase Transaction, the terms of the Lease Purchase Transaction Schedule shall govern.

Section 3.5 No Assumption by Assignee. Assignee does not assume any of the obligations of Assignor under any item of Paper or Equipment and Assignor shall remain liable with respect to any such obligations notwithstanding the assignment and sale of such to Assignee.

Section 3.6 Grant of Security Interest; Financing Statements. Assignor hereby grants to Assignee, or assigns to Assignee if Assignor holds only a security interest, a security interest in the Equipment (and the proceeds thereof, including insurance proceeds) subject to each item of Paper purchased by Assignee pursuant to this Agreement to secure the payment and performance by each Customer of its obligations under said Paper. Assignor authorizes Assignee at the Closing to file UCC-1 financing statements in proper form showing Assignee as secured party and Assignor as debtor, relating to the assignments of Paper made hereby and the security interests granted hereby. Assignor further agrees to provide Assignee such UCC-3 assignment, termination or partial release statements for any UCC-1 financing statements naming Assignor as debtor covering the related Paper as Assignee may reasonably request.

Section 3.7 Reserves for Losses and Servicing. For each Lease Purchase Transaction, Assignee and Assignor agree to establish a credit reserve equal to the percentage of the Advance for Lease Transactions set forth in the Lease Transaction Purchase Schedule ("Transaction Credit Reserve") as of the Closing Date and Assignee shall retain and hold back from the Advance for Lease Transactions the percentage of the Advance for Lease Transactions set forth in the Lease Transaction Purchase Schedule as a funded portion of the Transactional Credit Reserve ("Transaction Holdback Amount"). The sum of all Transaction Credit Reserves shall be the "Credit Reserve" and the sum of all Transactional Holdback Amounts shall be the "Holdback Amount." The Credit Reserve and Holdback Amount shall be administered as follows:
        (a) The Assignee shall establish a special deposit account ("Holdback Account") with The Provident Bank in the name of the Assignee for the benefit of the Assignor, into which the Assignee shall deposit each Transactional Holdback Amount. Amounts in the Holdback Account shall earn interest at market rates for the benefit of the Assignor.
        (b) Assignor shall have no right to withdraw funds from the Holdback Account until all obligations of Assignor are satisfied per the terms of this Agreement at which time all remaining funds in the Holdback Account shall be paid to Assignor, provided that if the amount in the Holdback Account at the end of any month is in excess of the Loss Liability Balance, as defined below, Assignee shall remit the excess to Assignor within two business days after a written request for such from Assignor.
        (c) Assignor shall be required to repurchase from Assignee all Losses, defined in the next paragraph, up to an amount equal to the Credit Reserve. The purpose of the Holdback Amount is to provide additional security to Assignee of the payment obligations of Assignor under this Section 3.7.

        The Assignor shall pay to Assignee all credit losses (individually "Loss", collectively "Losses") up to an amount equal to the Credit Reserve; provided that such Losses shall first be deducted from amounts in the Holdback Account, and if the Holdback Account is depleted, Assignor shall promptly pay Assignee such Losses as invoiced. Notwithstanding any provision herein to the contrary, Assignor's aggregate liability for Losses shall not exceed the Credit Reserve. To the extent that: (i) Assignor has advanced Payments relating to Paper which subsequently becomes a Loss, all unreimbursed Payments advanced by Assignor relating to such Loss (each an "Unreimbursed Advance" and collectively "Unreimbursed Advances"); and (ii) the Holdback Account does not have sufficient funds to pay the Loss, the Unreimbursed Advance shall be applied towards Assignor's obligation to pay Losses up to an aggregate amount equal to the Credit Reserve. Assignee shall reimburse Assignor for all Unreimbursed Advances to the extent that such Unreimbursed Advances would result in payment by Assignor of more than the Credit Reserve.

        For purposes of this Section 3.7, a Loss for an item of Paper shall be deemed to have occurred on the earlier of (i) one hundred twenty (120) days contractual delinquency, or (ii) the date upon which the Equipment covered by such item of Paper has been repossessed and disposed of by Assignor or Assignor determines that such Equipment has no value for such purposes. The amount of the Loss shall be an amount equal to the Investment Balance as of the date that such Loss is determined to have occurred pursuant to the foregoing sentence.

Assignee and Assignor shall track all Losses reimbursed to Assignee, whether from the Holdback Account, Unreimbursed Advances and/or Assignor directly (collectively, the "Total Reimbursed Losses"). In the event a Loss occurs and funds are subsequently collected through recovery, litigation, settlement or sale of Equipment or similar means, such collected funds shall be distributed as follows: a) first to reimburse the collecting party for reasonable out of pocket expenses incurred with respect to the Loss; b) reimburse Assignee for any losses sustained above the Credit Reserve; c) reimburse to the Holdback Account any funds utilized from the Holdback Amount to pay a Loss (each a "Holdback Reimbursement" and collectively, "Holdback Reimbursements"); and d) the remaining funds to the Assignor. The Credit Reserve minus: (i) the Total Reimbursed Losses, plus (ii) all Holdback Reimbursements shall equal Assignor's remaining liability for Losses at any time (the "Loss Liability Balance").

Section 3.8 First Payment Default Provision / Assignor Recourse. Assignor agrees to identify to Assignee and repurchase from Assignee any Lease Transaction that becomes a First Payment Default, hereinafter defined in this Section, and ultimately becomes a Loss. Any sums paid by Assignor to Assignee for a First Payment Default shall be above and beyond the Credit Reserve.

For purposes of this Section 3.8, a First Payment Default shall be deemed to have occurred when the first payment regularly scheduled to be remitted to Assignee for Lease Transaction purchased or assigned pursuant to this Agreement is not paid by the Customer to Assignor or Assignee within thirty days of the due date and such Lease Transaction is not brought completely current prior to becoming a Loss. In the event that such Lease Transaction is brought current prior to becoming a Loss, Assignor shall be obligated to provide Assignee with reasonable evidence, in Assignee's sole opinion, that the Customer did in fact pay the account current or such Loss shall be deemed to have occurred pursuant to this Section 3.8.

Furthermore, for any Lease Transaction purchased hereunder that is greater than thirty (30) days past due as of the Closing Date, such accounts shall be included under this First Payment Default provision until such accounts are brought completely current and remain current for a period of three (3) consecutive months.

Section 3.9 Cross-collateralization. The amounts represented by Credit Reserve, whether in the form of the Holdback Account or otherwise, are available for Assignee to apply at its sole discretion to any Loss suffered with respect to a Lease Transaction. The termination or expiration of a Lease Transaction for which a contribution was made to the Credit Reserve shall not, in itself, give rise to a reduction in the Holdback Account or Loss Liability Balance.

Section. 3.10     [Omitted]

Section 3.11 Security Deposits. Security deposits with respect to the Lease Transactions included in a Lease Purchase Transaction shall be identified on
Exhibit 2 will be deducted from the Lease Transaction Purchase Price at Closing, which shall constitute Assignor's conveyance of such security deposits to Assignee. To the extent that Assignor held security deposits, following the Closing such amounts shall be deemed Assignee's and Assignee shall be entitled to such amounts. Following the Closing, Assignee shall account for such security deposits on its books and records, but need not establish a funded account for such security deposits. Upon: (i) Assignee's receipt of all Periodic Payments, any Guaranteed Residual Value and any other amounts payable to Assignee in connection with a Lease Transaction; or (ii) Assignee's receipt of the Investment Balance of such Lease Transaction following a Loss, Assignee shall return to Assignor the security deposit which was netted from the Lease Transaction Purchase Price for such Lease Transaction, minus any amounts applied to the Customer's obligations thereunder.


                                   ARTICLE 4.
                      ADMINISTRATION OF LEASE TRANSACTIONS

Section 4.1 Servicing and Administration of Paper, Affirmative Covenants Assignor. Assignor, as Servicing Agent, covenants and agrees with respect to each Lease Transaction purchased hereunder and each item of Paper therein:
        (a) to retain for its collection and servicing files, from the Files to be delivered to Assignee at each Closing, copies of all documents necessary to service and collect on each item of Paper and Equipment and thereafter to maintain adequate records with respect to each item of Paper and Equipment and the related Customers in accordance with its standard policies and procedures for contracts and leases held for its own account ("Policies and Procedures") and Assignor further covenants that it will not change its Policies and Procedures with respect to the Paper in a manner adverse to Assignee without the prior written consent of Assignee;
        (b) to maintain adequate staff and telecommunications, computer and other data processing equipment (a) to service the Paper as contemplated by this Agreement, (b) to handle billing inquiries, complaints and requests for other information from the Customers in a timely and businesslike manner and in accordance with Assignor's policies and procedures for contracts and leases held for its own account and (c) to implement address and other changes in the Customers' records;
        (c) except for items of Paper using automatic payment withdrawal (ACH or credit card), to send an invoice not later than fifteen (15) days prior to the payment due date (or such other date as is consistent with Assignor's usual practices) under each item of Paper to the Customer thereunder for all amounts then due and owing under such item of Paper, which invoice shall direct such Customer to make all payments due under such Paper directly to Lockbox Account (the "Lockbox Account") at Provident Bank, Cincinnati;

        (d) following learning of a default by a Customer under an item of Paper, Assignor agrees to notify Assignee of such default (if not otherwise covered in a report provided to Assignee hereunder) and follow the Policies and Procedures with respect thereto. For purpose of this Agreement, Assignor shall be deemed to be in compliance with its obligations to provide Assignee such notice provided that Assignor shall have supplied Assignee with the Lease Transaction Information required under Paragraph (o) of this Section. Upon Assignee's request, Assignee may at its option assume full servicing responsibility for the defaulted item of Paper.
        (e) In the case of accounts repurchased due to default, Assignor, in order to minimize ultimate net losses and refresh the Credit Reserve, Assignor will continue to provide servicing and collection services with respect to such defaulted item of Paper, but will, when in Assignor's judgment it is beneficial to do so and in a manner consistent with Assignor's Policies and Procedures, refer such defaulted item of Paper to a collection agency or collection counsel (in either case on a contingent fee basis of the kind Assignor obtains for its own delinquent accounts) who shall then pursue such collection efforts in the name of Assignor. At such time Assignee shall reassign such defaulted item of Paper to Assignor for purposes of collection and Assignor shall thereafter remit to Assignee following such assignment any proceeds (net of the collection agency or collection counsel's contingent fees and expenses) from such collection efforts in order to replenish the Credit Reserve. Assignor agrees that it will not, in any event, agree to any settlement of such collection efforts except in compliance with Assignor's Policies and Procedures;
        (f) to provide Assignee with such information (including without limitation, collection files) regarding any Customer or any Paper as Assignee may reasonably request;
        (g) to determine the correct amount of any sales or use taxes due and payable on a monthly or other periodic basis under applicable law or regulation with respect to the Equipment subject to each item of Paper or the Periodic Payments due thereunder to bill the Customer under each item of Paper on the invoices to be sent pursuant to subparagraph (c) above for any such sales or use taxes and to direct each Customer to remit such sales or use taxes directly to the Lockbox Account or pay such amount directly to the taxing jurisdiction in accordance with the Lease Agreement or upon the written instructions provided by the Assignor;
        (h) to properly determine the amount of any personal property taxes due and payable by Assignor or any other party under applicable law or regulation with respect to the Equipment subject to each item of Paper, to bill the Customer under each item of Paper on invoices sent pursuant to subparagraph (c) above or otherwise in accordance with Assignor's usual procedures for such personal property taxes and any other indemnification type payments for which Assignor and/or Assignee is entitled and to direct each Customer to remit such personal property taxes directly to the taxing jurisdiction or the Lockbox Account as appropriate;
        (i) to file all tax returns as required by the applicable taxing jurisdictions, including but not limited to sales and personal property taxes, and to pay as collected all related tax liabilities to the appropriate governmental authorities in a timely manner, except, and unless Assignor has notified Assignee in writing, to the extent that such liabilities and taxes are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which adequate reserves or other appropriate provisions shall have been made;
        (j) to advise Assignee in writing of any casualty to, theft of or other loss of any Equipment under any Paper promptly upon learning thereof;
        (k) to advise Assignee in writing promptly of all material information Assignor receives concerning any Paper, including, but not limited to (1) any default by the Customer thereunder, including but not limited to the failure to obtain or maintain any required insurance coverage (but excluding notice of defaults covered in reports provided to Assignee hereunder); (2) any material adverse change in the business or financial condition of the Customer; (3) the commencement of Bankruptcy proceedings by or against the Customer;
            (4) the dissolution or liquidation of the Customer; (5) the appointment of a receiver, trustee, liquidator or conservator for the Customer; (6) any bulk transfer of the assets of the Customer; and (7) any assignment by the Customer for the benefit of its creditors;

        (l) in the event that Assignor receives any payment or other amount payable under any item of Paper, any guaranty or any other Transaction Document executed in connection with any item of Paper or any insurance proceeds or other amounts payable in respect of any item of Paper outside of the Lockbox Account with the exception of document fees, administrative fees, interim rents, property tax reimbursements, indemnification payments and Assignor's share of late fees payable according to the terms of the Paper or herein such fees being applied to the account of Assignor, to hold such payment, proceeds or other amounts in trust for Assignee and to remit the entire amount of such payment, proceeds or other amounts to the Lockbox Account (or directly to Assignee with respect to Paper being serviced by Assignee) within two (2) business days after receipt and identification that such amounts are proceeds of such item of Paper (prior to such payment thereof to Assignee, such amounts shall be held in trust for the benefit of the Assignee);
        (m) except as otherwise specified in this Agreement, to administer all the Paper in accordance with the Policies and Procedures for contracts and leases held for Assignor's own account but in any event in accordance with all applicable laws and regulations and exercising a degree of care consistent with the industry accepted normal and customary practices;
        (n) to provide Assignee with such information (including without limitation, collection files) regarding any Customer, Equipment and Paper as Assignee may reasonably request;
        (o) during the term of this Agreement, at the end of each Business Day Assignor shall cause each computer system containing information relating to the Paper, Payments, Equipment and Assignor's collection activities (collectively the "Lease Transaction Information") to be downloaded to an appropriate back-up storage device and shall take such other reasonable and prudent action to protect and safeguard the Lease Transaction Information as is customary for entities similarly engaged in the business of originating and servicing lease transactions. Assignor shall provide Assignee with a monthly download of the Lease Transaction Information in a form and system compatibility mutually acceptable to Assignee and Assignor. Assignor shall implement such procedures as may reasonably be deemed necessary by Assignee to protect the Lease Transaction Information;
        (p) to provide a monthly aging report covering all the Paper of all the Lease Transactions in form and substance reasonably satisfactory to Assignee and make such other periodic or special reports as Assignee may request; and
        (q) to provide on a monthly basis, an electronic remittance advice for each payment submitted to Assignee by Assignor in form and substance reasonably satisfactory to Assignee.

Section 4.2 Administration in the Name of Assignor. Assignor shall administer the Paper in its own name. In the event that Assignee assumes the administration of any Paper, it shall administer such Paper in its own name. Except as provided in Section 4.1(e), Assignor will not, without the prior written approval of Assignee, subcontract with any other person or entity, other than LEAF Financial Corporation ("Servicer"), for providing all of the servicing and administration responsibilities and obligations as set forth in this Agreement. Assignor will timely remit to the applicable taxing jurisdiction that portion of any monthly or other periodic payment that it receives under a Paper which it identifies in accordance with its then existing cash application hierarchy as a sales or use tax payable to such jurisdiction. ASSIGNEE HEREBY ACKNOWLEDGES THAT SERVICER WILL BE PERFORMING ALL OF ASSIGNOR'S SERVICING AND ADMINISTRATIVE OBLIGATIONS WITH RESPECT TO THE LEASE TRANSACTIONS. SERVICER HEREBY AGREES TO SERVICE ALL LEASE TRANSACTIONS IN ACCORDANCE WITH THE TERMS AND CONDITIONS RELATING TO SERVICING UNDER THIS AGREEMENT. Servicer does not hereby assume any liability or obligation to pay for Losses, indemnify Assignee or any other party, or satisfy any other monetary obligation Assignor may under the terms of this Agreement and/or any Lease Purchase Transaction. Assignor hereby agrees that the delegation of servicing and administrative responsibilities to Servicer shall not relieve Assignor of any of its obligations under this Agreement.

Section 4.3 Notice of Payment Change and Billing Information. For each Lease Transaction purchased hereunder, Assignor agrees to provide Assignee with an original notice substantially in the form of Exhibit 3, which shall be issued on Assignor's letterhead and executed by Assignor's duly authorized officer, but be blank as to the addressee and contract information as shown on such Exhibit 3, together with a sufficient supply of the Assignor's letterhead for Assignee's preparation of a letter to each Customer under each item of Paper for such Lease Transaction. Assignor irrevocably authorizes Assignee, in the exercise of its discretion, upon termination of Assignor's authority to service any item of Paper pursuant to Section 4.3 below or as otherwise provided in this Agreement, to mechanically reproduce the executed letter (with completed information as to the Customer and the Paper) and/or to reproduce the letters and execute them on Assignor's behalf and to deliver the same as an original to each applicable Customer.

Section 4.4 Servicing by Assignee. Assignee shall have the right, but not the obligation, to terminate Assignor's and Servicer's authority to service any and all Paper upon: (a) the breach by Assignor or Servicer of a material representation or warranty, covenant or other obligation of Assignor or Servicer hereunder which remains uncured for a period of fifteen (15) Business Days after Assignor's receipt of notice of such breach from Assignee; (b) Assignor becomes the subject of a Bankruptcy or similar insolvency proceeding, ceases to conduct business as an ongoing concern, sells or otherwise transfers all or substantially all of its assets outside its normal course of business; (c) the gross receivable balance of Paper (exclusive of any Paper repurchased or substituted by Assignor due to such Paper constituting a Loss) which is more than thirty (30) days past due as a percentage of the total balance of the gross receivables for the Paper (exclusive of any Paper repurchased or substituted by Assignor due to such Paper constituting a Loss) is equal to or greater than Four and One Half Percent (4.50%) for two (2) consecutive months or Six Percent (6%) in any individual month; (d) the Losses charged against the Credit Reserve exceed Thirty Percent (30.00%) of the Credit Reserve; or (e) the Servicer fails to perform any of its material lease servicing obligations, and fails to cure such breach within 15 days of notice of default, under the servicing agreement between Assignor and Servicer, an exact copy of which is attached hereto as
Exhibit 4; or (g) Servicer fails to meet any of the Servicing Agent obligations under this Agreement subject to the same cure rights of Assignor. As provided in
Section 4.1, Assignee shall have the right, but not the obligation, to terminate Assignor's and Servicer's authority to service any Paper that becomes more than sixty (60) days past due. If Assignor's and Servicer's authority to service any Paper is terminated by Assignee, Assignee may deliver to the Customers under the Paper for which such authority is terminated the notices described above in
Section 4.3 and directly bill for and collect in Assignee's name all amounts payable under such Paper. If Assignee undertakes the servicing of any Paper, Assignee shall be exclusively responsible for all aspects of servicing such Paper and shall have all duties which Assignor would have had in the servicing thereof including the duties as to sales and property taxes and under Section
4.1 hereof and (i) neither Assignor nor Servicer shall initiate any communication in any way with the applicable Customer concerning the billing and collecting of Payments under the Paper, except to the extent Assignor is directed to do so by Assignee, (ii) neither Assignor nor Servicer shall interfere or attempt to interfere with the issuance or delivery of notices by Assignee to Customers as contemplated by Section 4.4 above and (iii) Assignor and Servicer shall cooperate fully with Assignee in promptly transferring such servicing to Assignee and will deliver to Assignee any and all related status reports, collection records, correspondence, and other books and records concerning the Paper.

Section 4.5 Power of Attorney. After the occurrence of an Event of Default, or after prior written consent of Assignor, Assignor hereby constitutes and appoints Assignee as Assignor's true and lawful attorney in fact with full power of substitution for Assignor in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all payments and sums due under any Paper sold or assigned by Assignor to Assignee under this Agreement, and to endorse, in writing or by stamp, Assignor's name on all checks, collections, receipts or instruments given in payment or part payment of said amounts due. Assignor further constitutes and appoints Assignee as its true and lawful attorney in fact for the purpose of endorsing vehicle titles and UCC financing statements assignments as would reasonably be required of any owner or servicer of Lease Transactions.

Section 4.6 Closing Fee; Inspection; Audit Fees; Original Paper and/or Certified Copies. Assignor has already remitted to Assignee a closing fee in the sum of ten thousand dollars ($10,000.00) with the execution of the original term sheet governing the transaction contemplated herein. Assignee and its duly authorized representatives and designees shall have the right to inspect, audit and copy and Assignor agrees to give Assignee and such representatives and designees access to, the books, records, files, databases and other information of Assignor pertaining to the Paper from time to time after notice and during regular business hours. Assignor agrees to reimburse Assignee for its time, travel and out-of-pocket expenses in an amount not to exceed Five Thousand Dollars ($5,000.00) per calendar year. Assignor further agrees to make its officers and employees available to Assignee and its duly authorized representatives and designees during normal business hours and following prior written notice for the purpose of discussing the status and servicing of the Paper. Assignee shall keep the originals of all Paper and the originals of all guarantees, security agreements, and other documents related thereto, but upon reasonable request by Assignor, Assignee will make copies thereof available to Assignor at Assignor's expense. Both parties shall treat all information disclosed to each other, including the books, records, files, and databases available pursuant to this Section 4.6, as confidential information and shall maintain the confidential status in the same manner as it treats its own confidential information, but in any event, no less than reasonable care.

Section 4.7 No Fee for Servicing and Collecting. Neither Assignor, as Servicing Agent, nor Servicer shall be entitled to a servicing fee from Assignee. Assignor, as servicing agent may retain all late charges, and all amounts in excess of the Repurchase Price of a Lease Transaction. No additional compensation shall be due or payable to Servicing Agent for the services provided and to be provided by Servicing Agent under this Agreement.

Section 4.8 No Assignment by Assignor of Servicing Obligations. Except as expressly authorized in this Agreement, the Assignor may not delegate any servicing and collection responsibilities hereunder to an entity other than Servicer without the prior written consent of Assignee, provided that any such delegation shall not relieve Assignor of any of its obligations under this Agreement.

Section 4.9 Residuals; Residual Value Payments. Guaranteed Residual Value Payments shall be remitted to Assignee as received into the Lockbox or otherwise. The failure of a Customer to pay a Guaranteed Residual Value Payment within 120 days of its due date with respect to a Lease Transaction shall be deemed a Loss. Upon Assignee's receipt of the Repurchase Price with respect to a Lease Transaction, Assignor shall be entitled to any and all additional proceeds including Non-Guaranteed Residual Values of such Lease Transaction, free of all interests and claims by Assignee.

Section 4.10 Remarketing. With respect to any Lease Transaction for which Equipment is returned to or repossessed by either Assignor or Servicer, Assignor and/or Servicer shall make a commercially reasonable effort to remarket such Equipment.

Section 4.11 Payments to Assignee. Assignor shall remit Periodic Payments and Guaranteed Residual Value payments to Assignee each month for each item of Paper on the due date per Exhibit 2 whether or not the Customer has made such payment to Assignor and regardless of any claims or defenses that Customer may have against any party; provided that Assignor shall have no obligation to make an Unreimbursed Advance with respect to a Lease Transaction if: (i) the Lease Transaction is more than one hundred twenty (120) days past due, or (ii) if by making such Unreimbursed Advance, the Loss Liability Balance would be exceeded. If Assignor makes an Unreimbursed Advance and the related Lease Transaction is determined to be a Loss: (i) such Unreimbursed Advance shall be credited towards Assignor's obligation to reimburse Assignee for Losses up to the then Loss Liability Balance; and (ii) if such Unreimbursed Advance would result in Assignee receiving more than the then applicable Loss Liability Balance, Assignee shall promptly return to Assignor such excess amount.

                                   ARTICLE 5.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Assignor's Representations, Warranties and Covenants.
        (a) Assignor's Representations and Warranties Regarding Authority to Enter Into Agreement. Assignor hereby represents and warrants to Assignee as of the date hereof, and as of each Closing Date, that:
            (i) Assignor (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
                  (B) has all powers and material governmental licenses required to conduct its business including all applicable commercial lending or other similar business licenses governing the Lease Transactions included in Lease Transactions sold hereby, and
                  (C) has full corporate power, authority and legal right to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby;
            (ii) This Agreement has been duly executed and delivered by Assignor and (assuming due execution and delivery by Assignee) constitutes the valid and binding obligation of Assignor, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and the effect of rules of law governing equitable remedies or (B) to the extent such enforceability is affected by the actions or inactions of Assignee; and
            (iii) The principal place of business and chief executive offices of
                  Assignor are located at 49 Bancroft Mills, Unit P 15, Wilmington, DE 19809 unless Assignee is otherwise notified of a change of address pursuant to Section 9.5.

        (b) Assignor's Representations and Warranties Regarding Lease Purchase Transactions. With respect to each Lease Purchase Transaction, Assignor hereby represents and warrants to Assignee as of the applicable Closing Date, that with respect to each item of Paper included in the Lease Purchase Transaction:
            (i)                      The information set forth in the Lease
                  Transaction Purchase Schedule with respect to each item of Paper and the underlying Equipment is correct and complete in all material respects as its relates to such items of Paper and, Equipment;
            (ii)                     Each Lease Transaction represented by an
                  item of Paper is a commercial transaction for business purposes and none of the Equipment is, being used for household, consumer or personal purposes;
            (iii)                    Assignor is the record and beneficial owner
                  of the Paper and has good title to and owns the Paper free and clear of any and all Liens and, upon the execution and delivery of an Assignment and the payment of the Advance for Lease Transactions, shall transfer to Assignee good title to the Paper being sold, in each case, free and clear of any and all Liens; and Assignor has not sold, assigned or pledged the Paper or any of its rights therein to any party under any then effective agreement other than Assignee;
            (iv)                     Each Transaction Document has been duly
                  authorized, executed and delivered by the Customer under the Paper. The Paper, related Transaction Documents and all accompanying guarantees, waivers, and other instruments are legal, valid, genuine and binding obligations enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in suit at law or in equity);
            (v)                      As of the applicable Closing Date, the File
                  pertaining to the Paper is accurate and complete in all material respects as to information and documents received by Assignor, and signatures are genuine and the names, addresses, amounts and other statements of fact contained in each item of Paper are materially true and correct, including, without limitation, information regarding the payment history of each Lease Transaction and the Assignor has not failed to state any fact of which it is aware, necessary to make any of the above not misleading;

            (vi)                     All taxes (excluding taxes on net income),
                   assessments, fines, fees and other liabilities (which could result in any defect of title or lien or limitation of the Assignor's rights being assigned hereby or other costs to Assignee) relating to each item of Paper, the Payments due on the Paper, and the Equipment subject to the Paper as of or prior to the Closing Date have been paid when due or will be timely remitted by Assignor to the appropriate taxing authority and all required filings in respect of any such taxes, assessments, fines, fees and other liabilities have been timely made; as to each of the foregoing, except to the extent that such taxes, assessment, fines, fees and other liabilities are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which adequate reserves or other appropriate provisions shall have been made;
            (vii)                    No payment default, or to Assignor's
                   knowledge, other event of default or event which, with the passage of time or notice, or both, would constitute an event of default under such Paper has occurred and is continuing;
            (viii)                   All items of Paper are documented
                   substantially using Assignor's standard forms, copies of which have been previously delivered to and approved in writing by Assignee and, with respect to each item of Paper;
            (ix)                     The Customer has provided written and/or
                   telephonic confirmation that the Equipment subject to such item of Paper has been delivered to and accepted by the Customer;
            (x)                      All the executed chattel paper originals of
                   the Paper have been delivered to Assignee and Assignor has provided Assignee with a signed original of all other documents which comprise the Paper and all of the other Transaction Documents other than Master Documents, for which Assignor has provided Assignee with certified copies of the originals held by Assignor; such documents represent the entire agreement as to each subject transaction, and there have been no amendments, modifications, waivers or releases of any of the provisions thereof except as Assignor has notified Assignee in writing prior to Closing;
            (xi)                     The Paper and the related Transaction
                   Documents are assignable by Assignor to Assignee (and its successors and assigns) without the prior written consent of, or prior notice to, any Person (other than any written notices which may be required to be given to a Customer by law and which have been duly given) and the sale of the Paper to Assignee and grant or assignment of a security interest in the Equipment does not conflict with or constitute a breach of any instrument or agreement to which Assignor is a party or by which it is or may be bound;
            (xii)                    Each Assignment shall: (1) have been duly
                   executed by Assignor and (2) be valid and enforceable against Assignor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in suit at law or in equity);
            (xiii)                   Neither Assignor, nor its predecessors in
                   interest or agents, has participated in any fraudulent act or omission in connection with the Paper;
            (xiv)                    Assignor has good, valid and marketable
                   title to, or a valid and binding interest in, any tangible property included in any Lease Transaction free and clear of all Liens excluding Permitted Liens and those the Customer is obligated to discharge or satisfy (provided that Assignor does not make the above representation with respect to items of Equipment which consist of software, service obligations or similar non-tangible property);
            (xv)                     There is no action, suit, investigation or
                   proceeding pending against Assignor, or to Assignor's knowledge, threatened against Assignor in connection with any Lease Transaction before any arbitrator or governmental authority;

            (xvi)                    Except as Assignor may have advised
                    Assignee in writing, no Customer has given Assignor notice of the exercise of or intent to exercise any end of term option provided in the respective Lease Agreement, including, without limitation, the exercise of any termination or purchase option;
            (xvii)                   Neither the execution, delivery and
                    performance of this Agreement nor the consummation of the transactions contemplated hereby and thereby by Assignor requires the consent, approval or other authorization of or by any court, administrative agency or other governmental authority;
            (xviii)                  There is no action, suit or proceeding
                    pending as to which Assignor has been served or to Assignor's knowledge, threatened against or affecting Assignor before or by any court, administrative agency or other governmental authority, as the case may be, that brings into question the validity of the transactions contemplated by this Agreement or that could impair the consummation of this Agreement; and
            (xix)                    Each Lease Transaction meets the following
                    minimum criteria:
                    1. No Lease Transaction may be in payment default as of the
                       Closing Date.
                    2. Assignor has no knowledge of any pending defaults or
                       default in any of its other accounts related to any Customer included in the Lease Purchase Transactions.
                    3. No Lease Transaction may have historic delinquency
                       exceeding 30 days past due.
                    4. No Lease Transaction has been restructured or re-aged
                       except on an exception basis upon request of Assignor, and expressly approved by Assignee in writing.
                    5. Lease Transactions shall have at least six months
                       remaining until maturity.
                    6. "Application Only" transactions will be accepted for
                       transactions with up to $100,000 Invoice Amount or Customer exposure. Larger transactions or Customer exposures exceeding $100,000 will be accepted for individual consideration with appropriate financial packages only.

Section 5.2 Assignee's Representations and Warranties. Assignee hereby represents and warrants to Assignor, as of the date hereof, and as of the Closing Date, that:

        (a) Assignee (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio;
            (ii) has all corporate powers required to conduct its business as contemplated herein and (iii) has full corporate power, authority and legal right to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby; and
        (b) The execution, delivery and performance of this Agreement by Assignee have been duly authorized by all necessary corporate action of Assignee; this Agreement has been duly executed and delivered by Assignee and (assuming due execution and delivery by Assignor) constitutes the valid and binding obligation of Assignee, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and the effect of rules of law governing equitable remedies.
        (c) In exercising any rights, remedies and/or actions hereunder and with respect to any Lease Transaction or item of Equipment, Assignee shall at all times comply with applicable law.
        (d) Provided a Customer is not in default of its obligations under a Lease Transaction, Assignee shall not interfere with such Customer's right to possess and use the Equipment in accordance with the Lease Transaction.

Section 5.3 Assignor and Assignee's Transfer Tax Agreement. Assignor and Assignee each agree to pay all excise, sales, registration, stamp, recording, documentary, conveyancing, transfer and similar taxes, if any, due from the sale of any Lease Transactions pursuant to this Agreement for which each party would customarily be responsible. In the event of any future statute, law, regulation, ruling or similar decree which would retroactively create a taxable event related to the purchase transactions contemplated by this Agreement, the Assignor and Assignee agree to split the amount of any such taxes equally between them. The purpose of the preceding sentence is to cause Assignor and Assignee to share equally in the event that a future state level statute, law, regulation, ruling or similar decree dictates that the sale of leases from one company to another is a taxable event; which neither Assignor nor Assignee believes to be the case at any Closing Date. In the event of an audit, Assignor and Assignee will cooperate with each other, and with reasonable advance notice will provide the audited party with reasonable access to relevant documents.

                                   ARTICLE 6.
            ASSIGNEE'S ACTIONS; REPURCHASE AND SUBSTITUTION OF PAPER

Section 6.1 Actions Assignee May Take. Assignor agrees that so long as Assignee in good faith believes such action to be appropriate under the circumstances to protect Assignee's interests upon the occurrence of an event of default under any item of Paper or any related Transaction Documents, and subject to Section 6.2, Assignee may take any of the following actions with respect to the Paper or Transaction Documents, and any Customer or other party obligated thereunder, without impairing, limiting or otherwise materially affecting the obligations of Assignor under this Agreement so long as commercially reasonable:
        (a) renew, extend (including extensions beyond the original term of the Paper), modify, release or discharge any obligation of any Customer or any other person obligated on the Paper or on any Transaction Documents (the "obligations");
        (b) agree to the substitution of a Customer or any other party obligated thereunder;
        (c) accept partial payments of the obligations;
        (d) accept new or additional documents, instruments or agreements relating to or in substitution of the obligations;
        (e) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the obligation and the security therefor in any manner;
        (f) consent to the transfer or return of the Equipment described in the Paper and take and hold additional security or guaranties for the obligations;
        (g) amend, exchange, release or waive any security or guaranty; or
        (h) bid and purchase at any sale of the Paper or the Equipment and apply any security or proceeds and direct the order and manner of sale thereof.

Section 6.2 Assignor's Requirement to Repurchase or Substitute Paper in Default. With respect to any item of Paper in default for one hundred twenty (120) days or more, Assignor must either immediately repurchase such item of Paper for the Repurchase Price or substitute a new item of Paper for the defaulted item; provided that under no circumstances shall Assignor's obligation to repurchase or substitute Paper in Default exceed the then Loss Liability Balance. Any substitution is subject to the Assignee's sole discretion whether or not to agree to any such substitution. Any difference between the Investment Balance of the defaulted Paper and the agreed upon Advance for Leases which would be made with respect to the substitute Paper, shall be cured with a cash settlement to Assignee or Assignor, as appropriate, for the difference at the time of substitution. Upon receipt of such payment or substitute Paper, Assignee shall reassign the defaulted item of Paper, the applicable related Transaction Documents and Equipment to Assignor on an As-Is basis without recourse or warranty by Assignee, except for a warranty of retransfer of all interests received from Assignor free of any liens and encumbrances created by or arising through Assignee.

Section 6.3 Assignor's Option to Purchase or Substitute Paper not in Default. Assignor shall have the option to repurchase or substitute any item of Paper for the Repurchase Price, using the adjusted Discount Rate as described in the definition of Repurchase Price.

Section 6.4 Re-Assignment of Security Interest. Upon receipt by Assignee of payment of the Repurchase Price of a Lease Transaction, whether by payment by Assignor, Customer, Remarketing Proceeds, receipt of an acceptable substitute contract or other full payoff, Assignee shall reassign such Lease Transaction and Equipment as-is without recourse or warranty by Assignee, except a warranty of retransfer of all interests received from Assignor free of any liens and encumbrances created by or arising through Assignee.

                                   ARTICLE 7.
                                   INDEMNITIES

Section 7.1 General Indemnity.

         (a) Assignor shall, at its option and its own expense, either settle, compromise or defend, and shall indemnify and hold Assignee harmless for, from and against, any and all Claims and Damages (for purposes of Section 7 hereof, collectively "Claims") arising from (i) any breach by Assignor of any warranty, covenant or other obligation or the inaccuracy of any representation of Assignor in this Agreement; (ii) the violation (other than any such violation to the extent resulting from the activities of Assignee) by Assignor of any local, state or federal law, rule or regulation in performing any billing or collection activities or any such violation by Assignor in performing any other activities pursuant to this Agreement; (iii) the violation (other than any such violation to the extent resulting from the activities of Assignee) by Servicer of any local, state or federal law, rule or regulation in performing any billing or collection activities or any such violation by Servicer in performing any other activities pursuant to this Agreement or the servicing agreement attached as Exhibit 4. Assignor shall pay all amounts of any settlement, compromise or award in a final judgement against Assignee with respect to such Claim. Notwithstanding the above, Assignor shall not be responsible for consequential, special or indirect damages or damages caused by Assignee's gross negligence or willful misconduct.

         (b) Assignee shall, at its option and its own expense, either settle, compromise or defend, and shall indemnify and hold Assignor harmless for, from and against, any and all Claims and Damages arising from (i) any breach by Assignee of any warranty, covenant or other obligation or the inaccuracy of any representation of Assignee in this Agreement;
         (ii) the violation (other than any such violation to the extent resulting from the activities of Assignor) by Assignee of any local, state or federal law, rule or regulation in performing any billing or collection activities or any such violation by Assignee in performing any other activities pursuant to this Agreement. Assignee shall pay all amounts of any settlement, compromise or award in a final judgment against Assignor with respect to such Claim. Notwithstanding the above, Assignee shall not be responsible for consequential, special or indirect damages or damages caused by Assignor's or Servicer's gross negligence or willful misconduct.

Section 7.2 Notice by Indemnitee; Settlement, Compromise and Defense by Indemnitor. When Assignee or Assignor is seeking indemnification ("Indemnitee"), shall give prompt written notice to the indemnifying party or ("Indemnitor") of such Claim, which notice shall set forth in reasonable detail a description of the nature and amount of the Claim and shall include copies of any relevant documents in the Indemnitee's possession with respect thereto. The Indemnitor shall at its option either settle, compromise or defend the Claim, and the Indemnitee, at the request and expense of the Indemnitor, shall cooperate in such settlement, compromise or defense thereof. The Indemnitee may have separate counsel who shall be employed by Indemnitee at Indemnitee's expense; provided, however, Indemnitor shall pay the reasonable fees and expenses of such separate counsel only if, in the opinion of counsel to Indemnitor, the interests of Indemnitee, on the one hand, and Indemnitor, on the other hand, are adverse such that separate counsel for the Indemnitee is required. The Indemnitor shall not be obligated to pay any Claim to the Indemnitee to the extent of any monetary loss caused to the Indemnitor by the negligence of the Indemnitee. No express or implied waiver by an Indemnitee of any default hereunder shall be construed as a waiver of any other default. The failure or delay of an Indemnitee, provided such failure or delay does not have a material negative monetary impact to Indemnitor, to exercise any of its rights granted hereunder regarding any default shall not constitute a waiver of such right as to any other default and any single or partial exercise of any particular right granted an Indemnitee hereunder shall not exhaust the same or constitute a waiver of any other right provided herein.

Section 7.3 Preservation of Rights and Remedies. Notwithstanding the foregoing provisions of this Article 7, nothing contained in this Article 7 shall affect or impair either of Assignor's or Assignee's rights or remedies against the other party arising out of or relating to any breach by such party of any warranty, covenant or other obligation or the inaccuracy of any representation or such party, contained in this Agreement. In the event of any such breach or inaccuracy, an aggrieved party shall be entitled to recover all of its actual, but not any consequential, incidental or punitive damages from the other party. In addition, in the event an aggrieved party obtains a final, non-appealable judgment against the other party in any action arising out of such breach or inaccuracy or otherwise related to this Agreement, such prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable attorneys' fees and costs in connection therewith.


                                   ARTICLE 8.
                 REMEDIES; EVENTS OF DEFAULT; POWER OF ATTORNEY

Section 8.1 Events of Default. It shall be an Event of Default under this Agreement if one or more of the following occur:
        (a) Assignor or Servicer shall be in default under any warranty, representation, covenant or any other obligation made herein, and such default shall continue for fifteen (15) Business Days after notice thereof to Assignor;
        (b) Assignor or Servicer undergoes a change in ownership or control of any type, including, without limitation, a sale, buy-out or other transaction of a similar nature, and this change, in the reasonable judgment of Assignee results in a deterioration in Assignor's creditworthiness, and Assignee gives Assignor notice in writing of such determination and Assignor does not cure such deterioration to Assignee's reasonable satisfaction within thirty
            (30) Business Days from the date of such notice;
        (c)         Assignor or Servicer is in Bankruptcy; or
        (d) Assignor shall fail to make any payment due to Assignee hereunder on or before its respective due date.
        (e) Intentionally left blank;
        (f) Assignor fails to make any payment due Assignee in a timely fashion;
        (g) Assignor or Servicer is in payment default with any of its other lenders for a period of more than 15 days from the time Assignor is notified of such default by the applicable lender;
        (h) Servicer or Assignor terminates or fails to renew the servicing agreement (Exhibit 4);
        (i)

Section 8.2 Remedies Upon an Event of Default. If an Event of Default occurs and remains uncured for a period greater than fifteen (15) Business Days, in addition to any other remedies to which Assignee may be entitled, Assignee may exercise one or more of the following remedies (1) immediately terminate Assignor's and Servicer's authority and obligation to bill and collect payments due and to become due from Customers with respect to any or all items of Paper and (2) cease any further fundings under this Agreement and (3) deliver to the affected Customers under the items of Paper for which such authority is terminated, the notices described above in Article 4 and (4) directly bill for and collect all amounts payable under such items of Paper and (5) direct such Customers to remit all Payments directly to Assignee and (6) assume all collection activities with respect to all Lease Transactions relating to Paper for which Assignor's or Servicer's authority and obligation to bill and collect payments due has been terminated and (7) pursue any other remedies or security available under any intercreditor, blocked account or similar agreements.

Assignee shall promptly give notice to Assignor and Servicer of such termination pursuant to (4) in the preceding paragraph, specifying the items of Paper to which it applies and thereupon Assignor shall promptly (and, in any event, within five (5) Business Days) deliver to Assignee copies of all of Assignor's collection records and files with respect to each Lease Transaction as to which Assignor's or Servicer's authority has been terminated. Following any such termination of authority to bill and collect under this Section or any other provision of this Agreement, Assignor and Servicer agree to cooperate with and assist Assignee in its efforts with respect to billing and collection in such manner as Assignee may reasonably request.

None of the rights or remedies of Assignee or the holder hereunder or under the Agreement are to be deemed waived or affected by any failure to exercise. All remedies conferred upon Assignee or the holder of this Agreement or any other instrument or agreement to which the undersigned is a party or under which any or all of them is bound, shall be cumulative and not exclusive, and such remedies may be exercised concurrently or consecutively at Assignee's or the holder's option.


                                   ARTICLE 9.
                                  MISCELLANEOUS

Section 9.1 Binding Effect, Assignment; Governing Law.
        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Assignor shall not assign its rights or delegate its duties or obligations hereunder without the prior written consent of Assignee. Assignee may sell, assign or transfer some or all of its economic rights and interests in any Lease Purchase Transaction, and any corresponding rights under this Agreement. Servicer may not assign any of its obligations or duties related to the Lease Transactions without the prior written consent of Assignee.
        (b) THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.
        (c) Any provision of this Agreement which is held by any court of competent jurisdiction to be illegal, void or unenforceable shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision in this Agreement or otherwise diminish either party's rights under the remaining provisions of this Agreement.

Section 9.2 Jury Trial Waiver. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OF CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT IT HAS REVIEWED THIS JURY TRIAL WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 9.3 Term of Agreement; Termination; Renewals and Extensions. The term of this Agreement shall commence as of the effective date specified herein and continue until terminated. This Agreement may be terminated by one of the parties upon at least thirty (30) days prior written notice to the other. Notwithstanding any termination of this Agreement, unless otherwise agreed to by Assignor and Assignee, all of the rights and obligations of the parties contained in this Agreement shall continue in full force and effect as they relate to all Lease Purchase Transactions completed by Assignee prior to such termination until all items of Paper sold to Assignee have expired or have otherwise been terminated and all Equipment has been sold or otherwise disposed of.

Section 9.4 Prohibition of Publicity. Except as otherwise provided herein, the parties agree that neither party will use, assert or publicize the name of the other for any purpose whatsoever, including without limitation, advertising and promotional purposes, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any press releases concerning this Agreement shall likewise require the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

Section 9.5 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be received (a) if mailed, five (5) days after such notice is sent via first class United States certified mail, postage prepaid to the address listed below for the party to whom the notice is being sent ("Notice Party"); (b) if hand delivered or delivered by courier, upon actual delivery of such notice to the Notice Party at the address listed below for such Notice Party; or (c) if sent by facsimile, on the first business day after the date of the sender's receipt of a confirmed transmission of such notice to the Notice Party at the facsimile number, if any, listed below for such Notice Party provided the party giving such notice delivers a copy of such notice, in accordance with this Section 9.5, within two (2) days after the transmission of such notice by facsimile to the Notice Party. The addresses and facsimile numbers for each party to this Agreement, as of the date hereof, are:


 If to Assignee:                            If to Assignor:

 Information Leasing Corporation            Lease Equity Appreciation Fund I, LP
 995 Dalton Avenue
 Cincinnati, Ohio  45203                    Wilmington, Delaware
 Attn: John E. Merritt III, SVP             Attn:  Miles Herman, President
 Facsimile No.: 513/977-8746                Facsimile No. 215/569-0675
 Telephone No.: 513/421-9191                Telephone No. 800/819-5556

                                            If to Servicer:
                                            LEAF Financial Corporation
                                            1845 Walnut Street
                                            Suite 1000
                                            Philadelphia, Pennsylvania 19103

                                            Attn: Miles Herman, President


Any party may change its address or facsimile number by providing written notice, in accordance with the foregoing provisions of this Section 9.5, to each other party of such change.

Section 9.6 Entire Agreement; No Modification; Severability. This Agreement exclusively and completely states the rights of Assignee and Assignor with respect to the subject matter hereof of thereof and supersedes all other agreements, written or oral, with respect thereto. Except as provided herein, none of the terms or conditions under this Agreement may be changed, waived, modified or varied in any manner whatsoever, including, but not limited to, any action or inaction of either party, unless in a writing duly signed and executed by the affected party. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.7 Headings. The headings of Sections contained in this Agreement are provided for convenience only and they form no part of this Agreement and shall not affect its construction or interpretation.

Section 9.8 Future Cooperation; Rights and Remedies Cumulative. Assignee and Assignor agree to sign such further documents and take such further action as may reasonably be necessary to effectuate the intent and purposes of this Agreement. All rights and remedies of Assignee under this Agreement or any applicable law shall be cumulative.

Section 9.9 Miscellaneous. This agreement has been mutually negotiated between the parties hereto and the parties agree that this Agreement shall not be construed against any party based upon the assertion that one or more of them was the "drafter".

Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, but on the dates set forth under their respective signatures.

Lease Equity Appreciation Fund I, LP             Information Leasing Corporation
"Assignor"                                       "Assignee"

By: LEAF Asset Management, Inc.                  By:   /s/ Vincent Rinaldi
Its General Partner                                    -------------------------

By:     /s/  Miles Herman
   ---------------------------------

Name:       Miles Herman                         Name:    Vincent Rinaldi
     -------------------------------                    ------------------------

Title:        President                          Title:     President
       -----------------------------                     -----------------------

Date:     9/29/03                                Date:     10/03/03
      ------------------------------                    ------------------------



LEAF Financial Corporation
"Servicer"

By:     /s/ Miles Herman
   ---------------------------------

Name:       Miles Herman
     -------------------------------

Title:    President
      ------------------------------

Date:  9/29/03
     -------------------------------